UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

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MONRO MUFFLER BRAKE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MONRO MUFFLER BRAKE, INC.
200 Holleder Parkway
Rochester, New York 14615

Notice of Annual Meeting of
Shareholders to be Held
August 8, 2006

To the Shareholders of
MONRO MUFFLER BRAKE, INC.

The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. will be held at the Genesee Valley Club, 421 East Avenue, Rochester, New York 14607, on Tuesday, August 8, 2006, commencing at 10 a.m., for the following purposes:

1.	to elect four directors to Class 1 of the Board of Directors to serve a two-year term, and until their successors are duly elected and qualified at the 2008 annual meeting of shareholders;

2.	to ratify the proposal regarding evaluating the selection of independent public accountants; and

3.	to consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on June 19, 2006 will be entitled to vote at the meeting.

By Order of the Board of Directors

/s/  John W. Van Heel
John W. Van Heel
Secretary

Rochester, New York
July 7, 2006

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SOLICITATION OF PROXIES
VOTING SECURITIES
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
APPROVAL OF INDEPENDENT ACCOUNTANTS
SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION

PROXY STATEMENT

MONRO MUFFLER BRAKE, INC.
200 Holleder Parkway
Rochester, New York 14615

Annual Meeting of Shareholders
August 8, 2006

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the “Company” or “Monro”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Genesee Valley Club, 421 East Avenue, Rochester, New York 14607, on Tuesday, August 8, 2006, commencing at 10 a.m., or at any adjournment or postponement thereof.

A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, notify the secretary of the meeting at any time prior to the voting of the proxy of the revocation. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein, and for the ratification of the proposal regarding evaluating the selection of independent public accountants as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement and form of proxy will commence on or about July 7, 2006.

VOTING SECURITIES

Only shareholders of record at the close of business on Monday, June 19, 2006, the record date, will be entitled to vote. At May 26, 2006, the Company had outstanding 13,705,171 shares of Common Stock, par value $.01 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

The voting rights of holders of Common Stock are subject to the voting rights of the holders of 65,000 shares outstanding of the Company’s Class C Convertible Preferred Stock, par value $1.50 per share (“Class C Preferred Stock”). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock, is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the proposal regarding selection of independent public accountants, or any other transaction that the holders of the Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Director nominees must receive a plurality of the votes cast at the meeting to be elected. Votes that are withheld from any nominee are counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a plurality. Abstentions may be specified on proposals other than the election of directors, which proposals require a majority of the votes cast at the meeting for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a majority. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner, and the nominee or broker has received no such instructions (a “broker non-vote”), such shares are not counted as present for the purpose of determining the existence of a quorum and are not counted as votes cast with respect to any such matter.

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into two classes having terms which expire at the Annual Meeting (Class 1) and at the 2007 annual meeting of shareholders (Class 2). Four Class 1 directors are proposed for re-election at the Annual Meeting.

Current Nominees

It is proposed to elect at the Annual Meeting four persons to Class 1 of the Board of Directors to serve (subject to the Company’s by-laws) until the election and qualification of their successors at the 2008 annual meeting of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve.

The following summarizes biographical information for Class 1 directors, each of whom is nominated for re-election:

Richard A. Berenson, 70, was appointed to the Board of Directors in November 2002 to fill a vacancy created by the resignation of a Class 1 Director. Mr. Berenson has been a member of the firm of Berenson LLP, a public accounting firm, since 1960, most recently serving as managing partner. He also serves as a board member and Chairman of the Audit Committee for Lazare Kaplan International Inc.

Donald Glickman, 73, was elected to the Board of Directors in July 1984. He is a private investor and has been a partner of J.F. Lehman & Company, an investment banking firm, since January 1992. He was an executive employee of Peter J. Solomon Company L.P., an investment banking firm, from July 1989 to June 1992. From July 1988 to July 1989, he was a managing director of Lehman Brothers (Shearson Lehman Hutton, Inc.). Prior to July 1988, Mr. Glickman was a Senior Vice President of the First National Bank of Chicago. Mr. Glickman is a director of MSC Software Corporation, OAO Technology Solutions, Inc., and SDI, Inc., and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors.

Robert E. Mellor, 62, was appointed to the Board of Directors in November 2002 to fill a vacancy arising from an increase in the Board’s membership. He is the Chairman of the Board, President and Chief Executive Officer of Building Materials Holding Corporation, where he has served as a director since 1991. He also serves as a director of Coeur d’Alene Mines Corporation and The Ryland Group, Inc.

Lionel B. Spiro, 67, was elected to the Board of Directors in August 1992. He was the Chairman and President of Charrette Corporation of Woburn, Massachusetts, a distributor of design supplies and imaging services, until July 1997, when he retired. Mr. Spiro co-founded Charrette Corporation in 1964.

The Board of Directors recommends a vote FOR each of the nominees for director.

The following summarizes biographical information for each of the continuing Class 2 directors:

Frederick M. Danziger, 66, was elected to the Board of Directors in July 1984. He is President and a Director of Griffin Land & Nurseries, Inc. Mr. Danziger was previously Of Counsel in the law firm of Latham & Watkins from 1995 to 1997, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1974 to 1995. Mr. Danziger is a director of Bloomingdale Properties, Inc.

Robert G. Gross, 48, was elected to the Board of Directors in February 1999. He has been President and Chief Executive Officer since January 1, 1999. Prior to joining the Company, Mr. Gross was Chairman and Chief Executive Officer of Tops Appliance City, Inc., a consumer electronics and appliance store chain based in Edison, New Jersey, from 1995 to 1998. Mr. Gross also held various management positions with Eye Care Centers of America, Inc., a San Antonio, Texas based optometry company owned by Sears, Roebuck & Co., including President and Chief Operating Officer from 1992 through 1994, Executive Vice President and Chief Operating Officer from 1991 through 1992 and Senior Vice President from 1990 through 1991.

Peter J. Solomon, Chairman of the Board, 67, was elected to the Board of Directors in July 1984. He has been Chairman of Peter J. Solomon Company, L.P., an investment banking firm, since May 1989. From 1985 to May 1989, he was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton, Inc. Mr. Solomon was a director of BKF Capital Group Inc. through January 19, 2006.

Francis R. Strawbridge, 68, was elected to the Board of Directors in August 2002. He was Chairman of Strawbridge & Clothier, a regional general merchandise retailer of Philadelphia, Pennsylvania from 1984 to 1997, when he retired. From 1961 through 1983, Mr. Strawbridge served in various other capacities in the family-managed, publicly traded retail chain.

EXECUTIVE OFFICERS

The name and business experience of each of the executive officers of the Company, as of May 26, 2006, is set forth below to the extent not provided above:

Catherine D’Amico, 50, has been Executive Vice President — Finance since May 2002 and Chief Financial Officer and Treasurer since August 1993. Prior to May 2002, Ms. D’Amico was Senior Vice President — Finance. Ms. D’Amico, a certified public accountant, was previously a Senior Audit Manager with Price Waterhouse (PricewaterhouseCoopers LLP) in Rochester, New York and was affiliated with such firm from 1978 to 1993.

Christopher R. Hoornbeck, 55, has been Divisional Vice President — Western Operations since December 1998. Prior to that, Mr. Hoornbeck served as Zone Manager from 1996 to 1998, Vice President — Operations from 1992 to 1994 and Zone Manager from 1986 to 1992, and has worked for Monro in various other capacities since 1973.

Craig L. Hoyle, 52, has been Divisional Vice President — Southern Operations since October 2002. From October 1999 through September 2002, Mr. Hoyle was a Zone Manager and worked for Monro in various other capacities since January 1998. Prior to joining the Company, Mr. Hoyle managed several districts for Bridgestone/Firestone, Inc. and also held various marketing and other operational positions with them from 1981 through 1997.

Joseph Tomarchio, Jr., 50, was promoted to President — Tire Group in May 2006. From March 2004 when he joined the Company, until May 2006, Mr. Tomarchio was Divisional Vice President — Tire Stores. Prior to joining the Company, Mr. Tomarchio was Executive Vice President and Chief Operating Officer of Mr. Tire, Inc., which he co-founded in 1970.

John W. Van Heel, 40, has been Senior Vice President — Store Support since June 1, 2005, and Secretary since October 2004. From October 2002 to May 2005, Mr. Van Heel served as Vice President — Finance to the Company. From May 2000 to September 2002, Mr. Van Heel served as Vice President — Finance and Chief Financial Officer of RCG Companies, Inc., a publicly held, diversified holding company, and its subsidiary companies. Prior to May 2000, Mr. Van Heel was a Director in the Transaction Services (acquisition consulting) practice at PricewaterhouseCoopers LLP, serving the firm’s New York City; Milan, Italy; and Rochester, New York offices from 1989.

Security Ownership of Principal Shareholders, Directors and
Executive Officers

The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of May 26, 2006 by (i) each person or entity known to the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) the four Class 1 directors who are nominated for re-election, (iii) each continuing Class 2 director, (iv) the executive officers named in the Summary Compensation Table and (v) all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown.

	Common Stock				Percent of
	Beneficially		Option Shares		Class
5% Shareholders, Directors and	Owned		Exercisable		Including
Executive Officers	Excluding Options		Within 60 Days		Options

T. Rowe Price Associates, Inc.	1,080,400	(1)			7.9
100 E. Pratt Street
Baltimore, MD 21202
Peter J. Solomon	973,023	(2)	41,030	(4)	7.0
520 Madison Avenue
New York, NY 10022
FMR Corp.	929,513	(3)			6.8
82 Devonshire Street
Boston, MA 02109
Robert G. Gross	52,500		837,500		6.1
Wellington Management Company, LLP	823,800	(5)			6.0
75 State Street
Boston, MA 02109
Donald Glickman	518,853	(6)	41,030	(4)	4.1
2001 Jefferson Davis Highway
Arlington, VA 22202
Catherine D’Amico	31,071		102,019		1.0
Frederick M. Danziger	57,267		5,848	(4)	*
Lionel B. Spiro	27,399		41,030	(4)	*
Joseph Tomarchio, Jr.	10,000		65,000		*
Christopher R. Hoornbeck	9,495		42,325		*
Craig L. Hoyle	900		38,075		*
Francis R. Strawbridge	2,500		18,236	(4)	*
Robert E. Mellor	5,000		13,677	(4)	*
Richard A. Berenson	2,250		13,677	(4)	*
All directors and executive officers
as a group (13 persons)					19.1 (7)

*	Less than 1% of the shares deemed outstanding.

(1)	Beneficial ownership reported as of December 31, 2005, according to a statement on Schedule 13G, dated February 14, 2006, of T. Rowe Price Associates, Inc., a registered investment adviser.

(2)	Includes 65,000 shares of Class C Preferred Stock (including 45,000 shares held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is trustee) presently convertible into 675,675 shares of Common Stock. Also includes 88,133 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Additionally, includes 20,000 and 15,000 shares of Common Stock, respectively, held in the Peter J. Solomon Family and Joshua N. Solomon Foundations for which Mr. Solomon is trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts and by the charitable foundations. Peter J. Solomon is a principal shareholder and a Class 2 director.

(3)	Beneficial ownership reported as of December 31, 2005, according to a statement on Schedule 13G, dated February 14, 2006, of FMR Corp., a parent holding company of Fidelity Management & Research Company, a registered investment adviser.

(4)	Options granted pursuant to the Non-Employee Directors’ Stock Option Plans.

(5)	Beneficial ownership reported as of December 31, 2005, according to a statement on Schedule 13G, dated February 14, 2006, of Wellington Management Company, LLP, a registered investment adviser.

(6)	Excludes shares of Common Stock owned by Mr. Glickman’s children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a principal shareholder and a Class 1 director.

(7)	Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company as a group owned beneficially approximately 15.5% of Common Stock deemed outstanding on May 26, 2006.

Employment Agreements and Change-in-Control Arrangements

The Company amended its employment agreement (the “Agreement”) in May 2005 with Robert G. Gross, its President and Chief Executive Officer. The Agreement, which provides for a base salary to be reviewed annually, plus a bonus based upon the Company’s achievement of performance targets set by the Compensation Committee, expires on December 31, 2007. The Agreement also provided for a special retention bonus of $250,000 payable annually on each January 1 beginning in 2003 and ending in 2006. The Agreement includes a covenant against competition with the Company for up to two years after termination. The Agreement provides Mr. Gross with a minimum of one year’s salary and certain additional rights in the event of a termination without cause (as defined therein), or a termination in the event of a change in control (as defined therein).

The Company amended its employment agreement effective May 19, 2005, with Catherine D’Amico, its Executive Vice President and Chief Financial Officer, and, in July 2005, entered into an employment agreement with Joseph Tomarchio, Jr., its President of the Tire Group, effective May 19, 2005. The agreements each provide a base salary to be reviewed annually, plus a bonus, based upon the Company’s achievement of performance targets set by the Compensation Committee. Ms. D’Amico’s and Mr. Tomarchio’s agreements both expire on June 30, 2008. The agreements include a covenant against competition with the Company for up to two years for Ms. D’Amico, and one year for Mr. Tomarchio, after termination. The agreements provide Ms. D’Amico and Mr. Tomarchio with a minimum of one year’s salary and certain additional rights in the event of a termination without cause (as defined therein), or a termination in the event of a change in control (as defined therein).

Meetings of the Board of Directors and Committees

The Board of Directors held seven meetings during fiscal 2006(1). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he served. All eight Board members attended last year’s Annual Meeting.

Non-employee directors of the Company receive directors’ fees at the rate of $16,000 per year, plus $3,000 for each Board meeting and $1,000 for each Board Committee meeting attended. In addition, each of the Chairs of the Audit and Compensation Committees receive an annual supplemental fee of $15,000 and $5,000, respectively. Each non-employee director also receives an annual grant of an option to purchase 4,559 shares of Common Stock.

All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. Additionally, during fiscal 2006, the Company paid legal fees of $5,400, $300 and $3,000, respectively, in connection with filings by Messrs. Solomon, Glickman and Danziger regarding Company stock transactions.

The Board of Directors has determined that a majority of Board members is independent as defined by the listing standards of the National Association of Securities Dealers, Inc. (“NASDAQ”).

The Board of Directors has created three standing committees: a three-member Governance Committee, a three-member Audit Committee and a three-member Compensation Committee.

The Governance Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. During fiscal 2006, the Governance Committee held one meeting. Its members are Donald Glickman, Robert G. Gross and Peter J. Solomon.

The Audit Committee has the power and authority to select and engage independent auditors for the Company, and reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company. The Audit Committee held eight meetings in fiscal 2006. It consists of three members: Richard A. Berenson, Chairman, Frederick M. Danziger and Lionel B. Spiro, each of whom is an independent director as defined by the rules of the Securities and Exchange Commission (“SEC”) and the NASDAQ listing standards.

The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company. The Compensation Committee held three meetings in fiscal 2006. It consists of three members: Frederick M. Danziger, Chairman, Robert E. Mellor and Francis R. Strawbridge, each of whom is an independent director as defined by the NASDAQ listing standards.

(1) References in this Proxy Statement to fiscal years are to the Company’s fiscal years ending or ended fiscal March of each year (e.g., references to “fiscal 2006” are to the Company’s fiscal year ended March 25, 2006).

The Company does not have a separate nominating committee due to the small size of the Company’s Board. The Board believes it can effectively accomplish the functions of a nominating committee through the actions of the independent members of the Board, namely Messrs. Solomon, Berenson, Danziger, Mellor, Spiro and Strawbridge.

The independent directors of the Board are responsible for identifying, screening and recommending candidates for membership on the Board pursuant to written guidelines established by the Board. These guidelines are available on the Investor Information-Corporate Governance section of the Company’s website, www.monro.com. In assessing potential new directors, these directors consider individuals from various disciplines and diverse backgrounds. The selection of qualified directors is complex and crucial to Monro’s long-term success. Board candidates are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The independent directors will consider recommendations from shareholders of potential candidates for the Board of Directors. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Independent Directors, so that the Secretary receives the recommendation not less than 120 days (nor more than 180 days) prior to the meeting. Each recommendation must set forth the information required by the Certificate of Incorporation for shareholders submitting a nomination. Additional information and a copy of the Certificate of Incorporation may be obtained by submitting a written request to the Secretary of the Company, or by reference to the Company’s website.

Under the Company’s Certificate of Incorporation, each year prior to the annual meeting of shareholders, the independent Directors recommend the Board’s nominees to serve as Monro’s directors for the next two years. The Board is soliciting proxies to elect these individuals. All candidates nominated by the Board of Directors, except for Mr. Glickman, have been determined to be independent directors.

Communications with Directors

Shareholders wishing to communicate with the non-management directors may send a letter to the Secretary, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary determines by individual case that it should be sent more promptly. Any concerns relating to accounting, internal controls, auditing or officer conduct will be sent promptly to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to the subject matter expert for investigation. Monro has adopted a Corporate Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions, and is posted on its website at www.monro.com. Communication with non-management directors may occur as outlined in the Code of Ethics.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors. Each member of the Committee is an independent director as defined by rules of the SEC and NASDAQ. In addition, the Board of Directors has determined that Richard A. Berenson is an audit committee financial expert as defined by SEC rules, and is independent from management.

In fiscal 2006, the Audit Committee, as a matter of routine, reviewed its charter and practices. The Committee determined that its charter and practices are consistent with listing standards of NASDAQ.

Management is responsible for the Company’s internal controls and the financial reporting process. The external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the external auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Committee discussed with the external auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Company’s external auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the external auditors that firm’s independence.

Based on the Committee’s discussion with management and the external auditors and the Committee’s review of the representation of management and the report of the external auditors to the Committee, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 25, 2006, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the decision to reevaluate the selection of PricewaterhouseCoopers LLP as the Company’s external auditors for fiscal 2007.

Audit Committee

Richard A. Berenson, Chairman
Frederick M. Danziger
Lionel B. Spiro

EXECUTIVE COMPENSATION

The following table sets forth, for the Company’s last three fiscal years, the annual and long-term compensation of those persons who were, for fiscal 2006, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the “Named Officers”):

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
		Annual Compensation		Awards
Name and	Fiscal				All Other
Principal	Year Ended	Salary	Bonus	Options(2)	Compensation(1)
Position	March	($)	($)	(#)	($)

Robert G. Gross	2006	665,000	743,763	80,000	5,341
President and	2005	490,000	250,000	0	5,440
Chief Executive Officer	2004	465,000	779,597	0	154,113

Joseph Tomarchio, Jr.	2006	300,000	67,500	60,000	16,393
President — Tire Group	2005	147,000	0	0	126,470
	2004	12,250	0	5,000	10,478

Catherine D’Amico	2006	200,000	63,000	20,000	4,674
Executive Vice President —	2005	180,000	0	10,000	4,967
Finance and Chief Financial	2004	170,000	75,295	7,500	4,585
Officer

Christopher R. Hoornbeck	2006	152,900	34,313	10,000	1,185
Divisional Vice President —	2005	131,400	0	3,000	1,761
Western Operations	2004	126,400	31,890	3,000	9,198

Craig L. Hoyle	2006	145,000	32,625	10,000	2,904
Divisional Vice President —	2005	120,000	0	4,000	3,437
Southern Operations	2004	112,750	28,536	3,000	3,158

(1)	For all officers, All Other Compensation represents the Company’s 401(K) matching or other contributions to the Monro Muffler Brake, Inc. Profit Sharing Plan and Non-Qualified Deferred Compensation Plan for the accounts of the Named Officers.

For Mr. Gross, All Other Compensation also includes the following:

• In fiscal 2004, Mr. Gross’s compensation includes $78,447 of forgiveness of principal due on the loan described in “Compensation Committee Interlocks and Insider Participation.” In fiscal 2004, it also includes related interest forgiveness of $70,711.

For Mr. Hoornbeck, All Other Compensation in fiscal 2004 also includes a special bonus of $7,500 for assuming additional field operations responsibility.

For Mr. Tomarchio, All Other Compensation also includes the following:

• In fiscal 2005 and 2004, Mr. Tomarchio earned $125,000 and $10,417, respectively under an agreement not-to-compete.

• In fiscal 2006, 2005 and 2004, Mr. Tomarchio was paid $12,000, $12,000 and $1,000, respectively, for a car allowance.

(2)	Option awards have been adjusted for the October 2003 three-for-two stock split.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth, for the Company’s fiscal year ended March 25, 2006, information concerning the granting of options to the Named Officers:

	Individual Grants
					Potential
		% of Total			Realizable Value
		Options			Assuming Rates
		Granted in	Exercise		of Stock Price
	No. of	Fiscal	Price	Expiration	Appreciation of
Name	Options(2)	Year(3)	$/Share	Date	5%(1)	10%(1)

Robert G. Gross	80,000	26.1	26.02	5/18/10	2,656,800	3,352,800
Joseph Tomarchio Jr.	60,000	19.5	26.02	5/18/10	1,992,600	2,514,600
Catherine D’Amico	20,000	6.5	26.02	5/18/10	664,200	838,200
Christopher R. Hoornbeck	10,000	3.3	26.02	5/18/10	332,100	419,100
Craig L. Hoyle	10,000	3.3	26.02	5/18/10	332,100	419,100

(1)	These values are calculated by comparing the exercise price of such options to the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year of the options’ term. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock and overall stock conditions, as well as the option holder’s continued employment through the vesting period. The value stated may not necessarily be achieved.

(2)	Options granted in fiscal 2006 under the Company’s 1998 Employee Stock Option Plan. Subject to certain conditions, such options became exercisable on March 18, 2006.

(3)	Based on a total of 307,100 options granted to 208 employees of the Company in fiscal 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for the Company’s fiscal year ended March 25, 2006, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers. All amounts have been adjusted to reflect the effect of the October 2003 three-for-two stock split.

						Total Value of
	Number of			Total Number of		Unexercised,
	Shares			Unexercised Options		In-the-Money Options
	Acquired on		Value	Held at		Held at
	Exercise		Realized	March 25, 2006		March 25, 2006
Name	(#)		($)	(#)		($)

				Exercisable	Unexercisable	Exercisable	Unexercisable

Robert G. Gross	0		0	887,500	0	25,195,000	0
Joseph Tomarchio, Jr.	10,000	(A)	86,400	65,000	0	803,250	0
Catherine D’Amico	10,418		218,829	102,019	0	2,571,346	0
Christopher R. Hoornbeck	1,736		35,657	42,325	0	1,050,010	0
Craig L. Hoyle	0		0	38,075	0	837,894	0

(A)	Exercise of a warrant to purchase 10,000 shares of the Company’s stock received from a third party, originally issued by the Company to the third party.

EQUITY COMPENSATION PLAN INFORMATION
AS OF MARCH 25, 2006

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in
	and Rights	and Rights	Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,712,849	$12.66	503,622
Equity compensation plans not approved by security holders

Total	1,712,846	$12.66	503,622

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for setting the Chief Executive Officer’s compensation and that of the other executive officers after considering recommendations made by the Chief Executive Officer.

Executive compensation is a mix of salary, annual bonus awarded under the Management Incentive Compensation Plan or other executive bonus plans, Company contributions to the profit sharing plan, deferred compensation plan, and pension plan, long-term compensation in the form of stock options and other benefits generally available to all employees. The Company relies to a large degree on bonus, stock options and stock ownership to attract and retain executives of outstanding ability and to motivate them to work to their fullest potential. Under the Management Incentive Compensation Plan and executive bonus plans, the Compensation Committee seeks to enhance the profitability of the Company by aligning closely the financial interest of the Company’s executives with those of its shareholders through the payment of bonuses based on attainment of profit targets. In setting base salaries, the Company takes into account competitive market compensation paid by other companies for similar positions.

The Chief Executive Officer’s fiscal 2006 compensation consisted of a base salary of $665,000 in accordance with his employment agreement (see also “Employment Agreements and Change-in-Control Arrangements”), and other benefits extended to all full-time employees. Mr. Gross’s bonus is limited to a maximum of 150% of his base salary. In fiscal 2005, Mr. Gross did not receive a bonus, because the Company did not attain the minimum required percentage of targeted profit performance. In fiscal 2006 and 2004, Mr. Gross’s bonus was based on the Company’s attainment of specific profit targets. The Chief Executive Officer does not participate in the Compensation Committee’s determination of his compensation.

Additionally, in connection with the renewal of his employment agreement in fiscal 2003, Mr. Gross was awarded a $1,000,000 special retention bonus, which was paid annually in four equal installments of $250,000, beginning in January 2003.

The salaries of other executive officers are set at amounts the Company believes to be comparable to those paid to executives holding similar positions at other automotive service companies of comparable size. Bonuses are paid based on attainment of profit targets, which the Company achieved in fiscal 2006 and 2004.

All employees, including executive officers, may receive stock options from time to time under the Company’s stock option plans. Stock option grants are approved by the Compensation Committee of the Board of Directors, a committee composed entirely of non-management directors. The stock option grant size is based upon the individual’s overall compensation package, job performance, future potential, awards made to executives at comparable companies and other factors. Under the stock option plans, 437,262 shares were available for grants to employees at March 25, 2006. During fiscal 2006, the Compensation Committee granted 307,100 options, including 80,000 to Robert G. Gross, President and Chief Executive Officer; 60,000 to Joseph Tomarchio Jr., President — Tire Group; 20,000 to Catherine D’Amico, Executive Vice President — Finance and Chief Financial Officer; 10,000 to Christopher R. Hoornbeck, Divisional Vice President — Western Operations; 10,000 to Craig L. Hoyle, Divisional Vice President — Southern Operations; and 10,000 to John VanHeel, Senior Vice President — Store Support.

Options exercisable for an aggregate of 31,913 shares were also granted to seven non-employee directors of the Company under the terms of the 2003 Non-Employee Directors’ Stock Option Plan (the “2003 Plan”). The 2003 Plan was approved by shareholders in August 2003.

Effective March 24, 2006, the Compensation Committee of the Board of Directors approved the accelerated vesting of all 220,000 unvested stock options held by the Company’s employees.

The Company’s executive officers and certain senior level managers have agreed that they will hold the shares related to the accelerated vesting at least through the original vesting date of the corresponding options. Except for the accelerated vesting, all other material terms and conditions of the previously granted awards remain unchanged.

The decision to accelerate the vesting of these stock options was made to reduce non-cash compensation expense that would otherwise have been recorded in future periods following the Company’s adoption of Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), which became effective for the Company on March 26, 2006. The accelerated vesting resulted in a one-time non-cash stock-based compensation charge of approximately $272,000, or $.02 per diluted share, in the fourth quarter of fiscal 2006. As a result of the vesting acceleration, the Company expects it will eliminate the recognition of approximately $900,000 to $1,000,000 of non-cash expense over the next four years, beginning March 26, 2006, with more than half of the expense reduction attributable to fiscal 2007.

The executive officers participate in the Company’s qualified profit sharing/401(K) and pension plans on the same basis as all other employees. The Company offers health care, life insurance, disability insurance and other benefits to the executive officers on substantially the same terms as available to all employees of the Company. The executive officers are also eligible to participate in a non-qualified Deferred Compensation Plan to provide an opportunity for additional tax-deferred savings. In addition, it allows the Company to credit to participant accounts such amounts as would have been contributed to the profit sharing/401(K) plan but for the limitations that are imposed under the Internal Revenue Code of 1986, as amended (the “Code”), based upon the participants’ status as highly compensated employees. (See additional discussion under “Deferred Compensation Plan”). The amount of perquisites received by any executive officer in fiscal 2006 did not exceed $50,000 or ten percent of his or her cash compensation.

The federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee intends that all compensation paid to executive officers in fiscal 2006 will be deductible by the Company under such tax laws. For federal income tax purposes, the Company is generally entitled to a compensation deduction at the time an officer or employee exercises a stock option in an amount equal to the excess of the value of the shares received upon such exercise and the exercise price of the option. Since the amount of the compensation deduction is based on the number of the options exercised and the spread between the value of the Company’s stock and the exercise price on the exercise date, the amount of any such deduction cannot be determined in advance. Accordingly, if certain executive officers exercise options during fiscal 2007 and the value of the Company’s stock significantly exceeds the exercise price of the options, it is possible that the Company would not be entitled to deduct a portion of the compensation attributable to such exercise.

Compensation Committee

Frederick M. Danziger, Chairman
Robert E. Mellor
Francis R. Strawbridge

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Frederick M. Danziger, Robert E. Mellor and Francis R. Strawbridge.

In December 1998, the Company loaned $523,000 to Robert G. Gross, its President and Chief Executive Officer, to purchase 75,000 shares of the Company’s Common Stock at the then fair market value. This loan, which bore an interest rate of 5.5% per annum, matured on December 1, 2003, and required five equal annual installments of principal beginning on the first anniversary of the loan. If Mr. Gross was employed with the Company when a principal payment was due, that installment was forgiven by the Company. Accordingly, the entire loan and all interest, which was due on the fifth anniversary of the loan, have been forgiven. The loan was secured by the related Common Stock. All amounts forgiven were recorded by the Company as compensation expense.

The Company has a management agreement, effective July 1, 1991, with Peter J. Solomon Company, L.P. (“PJSC”), pursuant to which PJSC provides strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning to the Company, for a fee of $300,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Company has agreed to indemnify PJSC against certain liabilities. In addition, PJSC, from time to time, provides additional investment banking services to the Company for customary fees. No additional fees were paid in fiscal 2004, 2005 or 2006. Peter J. Solomon, Chairman of the Board and principal shareholder of the Company, is Chairman of PJSC. Of the fees paid by the Company to PJSC, approximately half were paid to Donald Glickman, a director and principal shareholder of the Company, by PJSC for consulting services.

In May 2003, the annual fee was increased to $300,000 from $160,000 per year effective July 1, 2003, with approval from the independent Compensation Committee of the Company’s Board of Directors. The total amount of fees paid to PJSC was $300,000, $300,000 and $265,000 in 2006, 2005 and 2004, respectively.

Performance Graph

Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company’s Common Stock, on an indexed basis, against the cumulative total returns of the S & P 400 Index and the S & P Retail Stores-Specialty Index for the sixty-month period from March 31, 2001 to March 25, 2006 (March 31, 2001 = 100):

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MONRO MUFFLER BRAKE, INC., THE S & P INDUSTRIALS INDEX
AND THE S & P SPECIALTY STORES INDEX

*	$100 INVESTED ON 3/31/01 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Pension Plan

The Company sponsors a noncontributory retirement plan (the “Pension Plan”) which is intended to qualify under Section 401(a) of the Code, as amended (the “Code”). As of September 30, 1999, participants ceased to accrue benefits under the Pension Plan and no employees will become plan participants after this date. Compensation and services after this date are not taken into consideration in determining benefits under the Pension Plan. Prior to September 30, 1999, each employee who attained age 21 became a participant on the April 1 or October 1 following the date the employee completed one year of service. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service.

Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $5,000 or less.

The following table shows the estimated annual benefits payable to participants under the Pension Plan upon retirement at age 65. The table does not show the reduction for Social Security benefits (see formula below).

PENSION PLAN TABLE

Average Compensation	Number of Years of Service

(Prior to September 30, 1999)	5	10	15	20	25

$100,000	$22,500	$45,000	$45,000	$45,000	$45,000
80,000	18,000	36,000	36,000	36,000	36,000

For the purpose of determining amounts payable under the Pension Plan for each of the Named Officers, compensation includes the average of ten years (i) base salary (including the amount of any reductions in the executive’s otherwise payable compensation attributable to any “cafeteria plan”) plus (ii) cash bonuses. For the last three years, the base salaries and bonuses of each Named Officer are shown in the Summary Compensation Table. Compensation does not include stock options (“Long Term Compensation” column) or the Company’s contributions to the Profit Sharing Plan (“All Other Compensation” column) shown in the Summary Compensation Table. Compensation is limited to $100,000 for determining amounts payable under the Pension Plan.

The following are the years of credited service as of September 30, 1999 (rounded to the nearest year) under the Pension Plan for each of the Named Officers: Robert G. Gross — one year; Joseph Tomarchio, Jr. — zero years; Catherine D’Amico — eight years; Christopher R. Hoornbeck — 28 years; and Craig L. Hoyle — two years.

The basic benefit under the Pension Plan is a straight life annuity. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant’s average monthly earnings for the highest ten consecutive years prior to September 30, 1999, less (ii) 45% of the monthly primary Social Security benefit payable to the participant at retirement. The amount of the benefit is also reduced for short service participants and participants terminating employment prior to retirement.

Due to the fact that the Pension Plan was frozen as of September 30, 1999, the amount of the benefit will be multiplied by a fraction (not greater than one), the numerator of which is the participant’s total number of years of service as of September 30, 1999, and the denominator of which is the number of years of service the participant would have accumulated if he had continued his employment until the earlier of (i) age 65 or (ii) the date after age 60 but before age 65 on which the participant had at least 20 years of vesting service under the Pension Plan.

In connection with the purchase of Kimmel Automotive, Inc. (“KAI”) in April 2002, the Company also sponsors a non-contributory retirement plan covering certain employees of KAI. Participants ceased to accrue benefits under this plan prior to April 2002. No Named Officers are covered under this plan. This plan merged with the Pension Plan during fiscal year 2005.

Profit Sharing Plan

The Company sponsors a profit sharing plan with a 401(K) feature (the “Profit Sharing Plan”). The Profit Sharing Plan is intended to qualify under Section 401(a) of the Code.

Each employee who has attained age 21 becomes a participant as of the first day of the month following completion of three months of service. Participants may elect to reduce their compensation by up to the lesser of 30% of their annual compensation or the statutorily prescribed annual limit ($15,000 in 2006) and to have the amount of the reduction contributed to their account in the Profit Sharing Plan. One of the investment options available to participants is the Company’s Common Stock.

The Company may make discretionary matching contributions to the matching accounts of those employees who are contributing to the Profit Sharing Plan. The Board approves matching contributions quarterly. A discretionary Company profit sharing contribution may also be made on an annual basis.

Deferred Compensation Plan

The Company has adopted the Monro Muffler Brake, Inc. Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits.

The Compensation Committee designates the individuals eligible to participate in the Plan. Currently, only those employees who are “highly compensated employees,” as that term is defined under Section 414(q) of the Code, have been designated as eligible to participate in the Plan.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the Monro Muffler Brake, Inc. Profit Sharing Plan but for the limitations that are imposed under the Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Compensation Committee.

No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. At least annually, the accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined by the Compensation Committee.

Benefits are payable at a participant’s election in a single cash sum or in monthly installments for a period not to exceed 10 years at the date designated by the participant upon his or her initial enrollment in the Plan, but in no event later than the date the participant attains age 65. Payments are made earlier in the event a participant dies or incurs an unanticipated emergency.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliate Leases

The Company leases six stores from lessors in which Joseph Tomarchio, Jr. has beneficial ownership interests. In fiscal 2006, the Company expensed $573,000 as rent for these stores. Mr. Tomarchio is an officer of the Company.

Aside from the six leases assumed as part of the Mr. Tire acquisition in March 2004, the Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and as a matter of policy, will not do so.

(See also “Compensation Committee Interlocks and Insider Participation”).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Peter J. Solomon, Director, reported the sale of 5,814 shares on a Form 4 that was filed late; and Joseph Tomarchio, Jr., President — Tire Group, reported the exercise of 10,000 options on a Form 4 that was filed late.

APPROVAL OF INDEPENDENT ACCOUNTANTS

Shareholder ratification of the appointment of the Company’s independent public accountants is not required by the Company’s Amended and Restated By-laws or otherwise. The Audit Committee may direct the appointment of different independent accountants at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders. However, as good corporate practice, the Audit Committee is requesting that the shareholders approve its proposal to reevaluate the selection of independent public accountants to audit the books and accounts for fiscal 2007.

PricewaterhouseCoopers LLP (“PWC”) has been engaged as the Company’s independent accountants since 1984. A representative of PWC will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.

In addition to retaining PWC to audit the Company’s consolidated financial statements for fiscal 2006, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in fiscal 2006. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services, merger and acquisition due diligence services and audit services. They also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC after May 5, 2003. Specifically, the committee has pre-approved the use of PWC for the following categories of non-audit service: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Committee requires management to report the specific engagements to the Committee on a regular basis, and also obtain specific pre-approval on any engagement over $25,000.

Aggregate fees billed to the Company for services rendered by PWC for fiscal 2006 and 2005 were:

	2006	2005

Audit Fees, including quarterly reviews	$392,600	$684,000
Audit Related Fees	157,000	41,000
Tax Fees	173,700	66,400
All Other Fees	1,600	1,600

Total Fees	$724,900	$793,000

In the table above, in accordance with SEC definitions and rules, “audit fees” are fees the Company paid to PWC for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are comprised of assistance on acquisitions, and assurance and other audit-related services that are traditionally performed by the external auditor; “tax fees” are fees related to preparation of the Company’s tax returns, as well as fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees billed by PWC to the Company for any services not included in the first three categories.

The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

The Board of Directors recommends the shareholders vote FOR ratification of the proposal regarding evaluating the selection of independent public accountants of the Company for the fiscal year ending March 31, 2007.

SHAREHOLDER PROPOSALS

Nominations for Board membership and proposals of shareholders that are intended to be presented at the annual meeting to be held in 2007 must be received by the Company by March 9, 2007 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company’s Certificate of Incorporation provides that shareholders who do not present a proposal for inclusion in the proxy statement, but who still intend to submit the proposal at the 2007 annual meeting, and shareholders who intend to submit nominations for directors at the meeting, are required to deliver or mail the proposal or nomination to the Secretary of the Company, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, New York 14615, so that the Secretary receives the proposal or nomination not less than 120 days nor more than 180 days prior to the meeting, except that if less than 50 days notice or prior public disclosure of the meeting date is given or made to shareholders, the Secretary must receive such proposal or nomination not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or such public disclosure was made, whichever first occurs. Each proposal or nomination must set forth the information required by the Certificate of Incorporation. If the chairman of the meeting determines that a proposal or nomination was not made in accordance with the required procedures, such proposal or nomination will be disregarded. Additional information and a copy of the Certificate of Incorporation may be obtained by submitting a written request to the Secretary of the Company.

ADDITIONAL INFORMATION

The Company will furnish to any shareholder, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2006, as filed with the SEC, without charge, except that copies of any exhibit to such report will be furnished upon payment by such shareholder of the Company’s reasonable expenses in furnishing such exhibit. Written requests may be directed to the Company, 200 Holleder Parkway, Rochester, New York 14615, Attention: Secretary.

By Order of the Board of Directors

/s/  John W. Van Heel
John W. Van Heel
Secretary

Rochester, New York
July 7, 2006

EXHIBIT A

MONRO MUFFLER BRAKE, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Monro Muffler Brake, Inc. (the “Company”) will have the oversight responsibility, authority and specific duties as described below.

PURPOSE

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight and decision-making responsibilities relating to the Company’s financial accounting and reporting processes and internal controls. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor, and assist the Board in its oversight of, the integrity of the Company’s financial accounting and reporting processes.

•	Select, retain, determine the compensation for and, if appropriate, terminate the Company’s independent auditors.

•	Monitor the independence, qualification and performance of the independent auditors.

•	Review the performance of the Company’s internal auditors.

•	Monitor the Company’s systems of internal controls regarding finance, accounting, legal and regulatory compliance and compliance with the Company’s Code of Ethics.

•	Provide an avenue of communication among the independent auditors, management, internal auditors and the Board.

The Audit Committee has the authority to conduct any investigation appropriate to its responsibilities, and may request the independent auditors, as well as any officer or employee of the Company, or the Company’s outside counsel, to attend a meeting of the Audit Committee or to meet with any members of, or consultant to, the Audit Committee. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts to assist in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in the “Responsibilities” section of this Charter.

It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to plan or conduct audits. These are the responsibilities of management or the independent auditors.

ORGANIZATION

The Audit Committee will be comprised of three or more directors, one of whom shall serve as Chair of the Audit Committee. Both the members and the Chair shall be determined by the Board.

The Audit Committee shall satisfy all applicable legal and listing requirements relating to audit committees including, without limitation, those of the Nasdaq National Market and the National Association of Securities Dealers, Inc. (collectively, “Nasdaq”). Each member of the Audit Committee shall meet the applicable independence, experience and other qualification requirements set forth in (i) the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iii) the rules of Nasdaq. At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as defined by the SEC.

To the extent permitted by applicable legal and listing requirements, the Audit Committee may delegate authority to one or more of its members, provided that a determination to grant pre-approval of audit and non-audit services by any member to whom authority is so delegated shall be presented to the full Audit Committee at its next scheduled meeting.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling its responsibilities to the Company and the Company’s shareholders relating to oversight of management and the independent auditors in respect of corporate accounting, financial reporting practices and the quality and integrity of the financial reports of the Company. It is the role of the Audit Committee to oversee the work of management and the independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain open communication between the directors, the independent auditors and the financial management of the Company.

The independent auditors for the Company are ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to appoint (or nominate for shareholder approval), compensate and oversee the independent auditors.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to oversee management’s implementation of prudent corporate accounting and reporting policies.

In carrying out these responsibilities, the Audit Committee shall:

1. Have the sole authority and responsibility for the selection, appointment (or nomination for shareholder approval), compensation, oversight and, if appropriate, termination of the independent auditors.

2. For the purpose of monitoring the independence of the independent auditors, pre-approve (i) the annual engagement agreement and fee arrangement between the Company and the independent auditors, and (ii) all proposed engagements of the independent auditors for audit and non-audit services, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. In no event shall the independent auditors be engaged on behalf of the Company to perform any prohibited activities described in Section 10A(g) of the Exchange Act, or any other services prohibited by applicable legal or listing requirements to be performed by the independent auditors of a public company. The Audit Committee shall be advised of any other study or service undertaken by the independent auditors at the request of management that is beyond the scope of the Company’s audit engagement letter.

3. Be responsible for ensuring that the independent auditors submit to the Audit Committee, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. The Audit Committee is responsible for discussing with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

4. Review the scope and general extent of the independent auditors’ annual audit. The Audit Committee’s review should include an explanation from the independent auditors of the factors considered by them in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Audit Committee that no limitations have been placed on the scope or nature of their audit procedures.

5. At the completion of the annual audit, review and discuss with management and the independent auditors the following:

• The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K (including disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section thereof).

• The results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

• Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. The Audit Committee also shall inquire about the cooperation received by the independent auditors during their audit, including access to all requested records, data and information. Additionally, the Audit Committee shall inquire of independent auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

• Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (“SAS”) 61 as amended by SAS 90 relating to the conduct of the audit. The Audit Committee also shall receive written communication provided by the independent auditors concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

6. Generally as part of the review of the annual financial statements, receive oral reports, at least annually, from the Company’s general and special counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

7. Review the quarterly financial statements and related footnotes and financial information to be included in the Company’s quarterly reports on Form 10-Q (including disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section thereof) prior to their being filed with the SEC and discuss significant issues with management and the independent auditors. The Audit Committee also shall review and discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts.

8. Review and discuss reports from the independent auditors regarding (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

9. Review with management and the independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. The Audit Committee also shall discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

10. Meet with management and the independent auditors to discuss any relevant significant recommendations or weaknesses that the independent auditors may have identified, particularly those weaknesses characterized as “material” or “significant”. The Audit Committee also shall review the Company’s accounting and financial reporting controls, and review annually with the independent auditors their letter as to the adequacy and effectiveness of such controls. Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Recommendations to the Audit Committee. The Audit Committee should review responses of management to the Letter of Recommendations from the independent auditors and receive follow-up reports on action taken concerning any material or serious recommendations.

11. After preparation by management and review by the independent auditors, approve the report required under SEC rules to be included in the Company’s annual proxy statement.

12. Have a predetermined arrangement with the independent auditors that they will advise the Audit Committee through its Chair and Company management of any matters identified through the procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing the applicable Form 10-Q.

13. Review with management and the independent auditors the methods used to establish and monitor the Company’s policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

14. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without management present.

15. Discuss with the independent auditors the quality of the Company’s financial and accounting personnel, and consider succession planning. The Audit Committee also shall elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

16. As the Audit Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the SEC and Nasdaq, SAS and other accounting, legal and regulatory provisions.

17. Establish and, if appropriate, review and modify, procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18. Where appropriate, review potential conflict of interest situations including, but not limited to, related party transactions.

19. Review and reassess the adequacy of the Audit Committee Charter at least annually. This should be done in compliance with applicable Nasdaq Audit Committee requirements. The Audit Committee Charter is to be published as an appendix to the Company’s proxy statement at least every three years.

20. Perform any other activities consistent with this Charter, the Company’s by-laws and applicable legal and listing requirements, as the Audit Committee or the Board deems necessary or appropriate.

Adopted May 18, 2006

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO MUFFLER BRAKE, INC.

August 8, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN
BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors: To elect four Class 1 directors to serve a two-year term and until their successors are duly elected and qualified at the 2008 annual meeting of shareholders.
NOMINEES:
☐	for all nominees	¡ ¡	Richard A. Berenson Donald Glickman	Class 1 two year Class 1 two year
☐	withhold authority for all nominees	¡ ¡	Robert E. Mellor Lionel B. Spiro	Class 1 two year Class 1 two year
☐	for all except (See instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the proposal regarding evaluating the selection of independent public accountants.	☐	☐	☐
3.	To consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.  ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MONRO MUFFLER BRAKE, INC.

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders, August 8, 2006

     The undersigned hereby appoints Robert G. Gross and Catherine D’Amico, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Genesee Valley Club, 421 East Avenue, Rochester, New York, 14607, commencing at 10:00 a.m. on August 8, 2006 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be signed on the reverse side)